EXHIBIT 1.A

El Paso Corporation

$600,000,000 7.25% Senior Notes due 2018

Underwriting Agreement

May 22, 2008
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J. P. Morgan Securities Inc.
As representatives (the “Representatives”) of the
several Underwriters named in Schedule I hereto
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

El Paso Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $600,000,000 principal amount of its 7.25% Senior Notes due 2018 (the “Notes”) to be issued under an indenture, dated as of May 10, 1999 (the “Base Indenture”), as supplemented and amended by the Thirteenth Supplemental Indenture thereto to be dated as of the Closing Date (as defined herein) (the “Supplemental Indenture”) between the Company and HSBC Bank USA, National Association, a national banking association, as successor-in-interest to JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee (the “Trustee”).  The Base Indenture, as amended and supplemented from time to time (including without limitation pursuant to the Supplemental Indenture), is referred to herein as the “Indenture.”

1.         The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-134406) in respect of the Notes has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including the Basic Prospectus as supplemented by any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, but excluding Form T-1, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Notes is hereinafter called an “Issuer Free Writing Prospectus”);

(b)           No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through one or more of the Representatives expressly for use therein;

(c)           For the purposes of this Agreement, the “Applicable Time” is 4:10 p.m. (Eastern time) on the date of this Agreement (which you have informed the Company is a time prior to the time of the first sale of the Notes by any Underwriter); the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through one or more of the Representatives expressly for use therein;

(d)           The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, at such time of effectiveness or filing, as applicable, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not, at such time of effectiveness or filing, as applicable, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through one or more of the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through one or more of the Representatives expressly for use therein;

(f)       The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus; each of the subsidiaries of the Company set forth in Schedule III hereto (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation with the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus; and each of the Company and its Significant Subsidiaries is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); the subsidiaries set forth in Schedule III hereto include all of the significant subsidiaries of the Company within the meaning of Rule 1.02 of Regulation S-X of the Commission;

(g)           Except as disclosed in the Pricing Prospectus, the outstanding equity interests of each of the Company’s Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another subsidiary of the Company free and clear of all liens, claims, or adverse interests of any nature;

(h)           This Agreement has been duly authorized, executed and delivered by the Company and conforms to the description thereof contained in the Pricing Prospectus in all material respects;

(i)       The financial statements of the Company contained or incorporated by reference in the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as otherwise disclosed in the Pricing Prospectus, such consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

(j)       Each of Ernst & Young LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, were independent public accountants as required by the Act and the applicable rules and regulations thereunder, in the case of Ernst & Young LLP, as of May 22, 2008 and, in the case of PricewaterhouseCoopers LLP, during the periods covered by the respective financial statements so certified;

(k)           Except as disclosed in the Pricing Prospectus, there are no pending legal or governmental actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Significant Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of Notes; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated;

(l)       Except as disclosed in the Pricing Prospectus, the Company and its Significant Subsidiaries have good and indefeasible title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value of such properties, taken as a whole, or materially interfere with the use made or to be made of such properties, taken as a whole, by the Company and/or its Significant Subsidiaries; and, except as disclosed in the Pricing Prospectus, the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made of such properties, taken as a whole, by the Company and/or its Significant Subsidiaries;

(m)           Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole;

(n)           Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter, bylaws or similar organizational documents, (ii) in default (or with the giving of notice or lapse of time or both will be in default) in the performance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, or to which the Company or any Significant Subsidiary or their respective properties are bound (collectively, “Contracts”) or, (iii) in default (or with the giving of notice or lapse of time or both will be in default) in the performance of any obligation, agreement, covenant or condition contained in the Third Amended and Restated Credit Agreement, dated as of November 16, 2007, among the Company, certain subsidiaries of the Company party thereto and the lenders party thereto, or the Credit Agreement, dated as of July 19, 2006, between the Company and Deutsche Bank AG, New York Branch (collectively, the “Credit Agreements”), except in the case of the foregoing clause (ii) for any such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(o)           The execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance and sale of the Notes by the Company and the consummation of the transactions contemplated herein and therein, do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their properties, (ii) any Contract, (iii) any Credit Agreement, or (iv) the charter, bylaws or similar organizational documents of the Company or any such Significant Subsidiary, except in the case of the foregoing clauses (i) and (ii) for any such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the Indenture in any material respect;

(p)           The Company and each of its Significant Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(q)           Except for such actions as may be required to qualify the Notes under state securities or “Blue Sky” laws, no consent, approval, authorization or order of, or filing or registration or qualification of or with, any court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Notes by the Company pursuant to this Agreement and the consummation of the transactions contemplated hereby;

(r)       The Company is not, and after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof, will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)           Except as disclosed in the Pricing Prospectus, the Company is not aware of any (i) failure on its part to maintain effective disclosure controls and procedures and internal control over financial reporting, each as defined in Rule 13a-15 under the Exchange Act, (ii) material weakness (as described in Auditing Standard No. 2 promulgated by the Public Company Accounting Oversight Board) in the Company's internal control over financial reporting (regardless of whether remediated) or (iii) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company's internal control over financial reporting;

(t)       Except as disclosed in the Pricing Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances, the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates or, to the knowledge of the Company, previously owned or operated any real property contaminated with any substance that is subject to any environmental laws, or is liable for any off-site disposal or contamination pursuant to any environmental laws, except for any such violations, contaminations, liabilities or claims as would not, individually or in the aggregate, have a Material Adverse Effect;

(u)           The Company and each of its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(v)           There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described by the Company in its Annual Report on Form 10-K for the year ended December 31, 2007 or its proxy statement on Schedule 14A for its 2008 Annual Meeting of Shareholders pursuant to Item 404 of Regulation S-K under the Act which have not been described as required;

(w)           The Company is in compliance with Section 402 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as it relates to loans, in all material respects and has made all certifications required to be made pursuant to Section 302 and Section 906 of the Sarbanes-Oxley Act;

(x)           No holder of securities of the Company is entitled to have such securities registered under the Registration Statement;

(y)           The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Notes,” “Description of the Debt Securities”, “Plan of Distribution” and “Underwriting,” insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects;

(z)           The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(aa)           Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action intended to cause or result in the stabilization or manipulation of the price of the Notes or the Company’s other securities;

(bb)           The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms; provided, however, that the enforceability of the Notes and the Indenture are subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(cc)           As of March 31, 2008, the Company had an authorized capitalization as set forth in the Pricing Prospectus; since March 31, 2008, the authorized capitalization of the Company has not changed in any material respect; and all of the Notes conform to the description thereof contained in the Pricing Disclosure Package in all material respects;

(dd)           Except as disclosed in the Pricing Prospectus, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock;

(ee)           (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act; and

(ff)           The Company (x) has been subject to the requirements of Section 12 or 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least thirty-six calendar months immediately preceding the date of this Agreement and (y) has filed in a timely manner all reports required to be filed during the twelve calendar months and any portion of a month immediately preceding the date of this Agreement.

2.         Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto, at a purchase price of 99.20% of the principal amount thereof, plus accrued interest, if any, from May 30, 2008 to the Time of Delivery (as defined below).

3.         Upon the authorization by you of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

4.         (a)    The Notes to be purchased by each Underwriter hereunder will each be represented by one or more definitive global Notes in book-entry form which will be delivered by or on behalf of the Company, to the Representatives through the facilities of The Depository Trust Company (“DTC”) or a custodian designated by DTC for the account of such Underwriter or its designated custodian, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on May 30, 2008 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Notes is herein called the “Time of Delivery”.

(b)         The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Notes and any additional documents requested by the Underwriters, will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the Notes will be delivered at the office of DTC or its designated custodian, all at the Time of Delivery.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.         The Company agrees with each of the Underwriters:

(a)         To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Notes, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Notes; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Notes, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Notes by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)         If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)         Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or (ii) subject itself to taxation in respect of doing business in any jurisdiction where it is not currently subject to taxation;

(d)         Prior to 4:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)         To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)         During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Notes;

(g)         To pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Act in accordance with Rule 457(r) under the Act;  and

(h)         To use the net proceeds received by it from the sale of the Notes in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

6.    (a)    The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Notes containing customary information and conveyed to purchasers of Notes, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)         The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)         The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through one or more of the Representatives expressly for use therein.

7.         The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Notes including any counsel fees incurred on behalf of or disbursements by Deutsche Bank Securities Inc. (“Deutsche Bank”) in its capacity as “qualified independent underwriter”; (v) the cost of preparing certificates for the Notes; (vi) any fees charged by securities rating services for rating the Notes; (vii)  the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

8.         The obligations of the Underwriters hereunder, as to the Notes to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)         Davis Polk & Wardwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)         (i) Bracewell & Giuliani LLP, special counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, substantially in the form of Annex I hereto; and (ii) Robert W. Baker, Esq., Executive Vice President and General Counsel of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, substantially in the form of Annex II hereto;

(d)         On the date of the Pricing Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, each of Ernst & Young LLP and PricewaterhouseCoopers LLP shall have furnished to you customary comfort letters addressed to you, dated the Time of Delivery, in form and substance satisfactory to you and your counsel with respect to financial statements and certain financial information contained or incorporated by reference in the Pricing Prospectus and the Prospectus;

(e)         (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus;

(f)         On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock or the rating of any of the Company’s subsidiaries or their securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock or the rating of any of the Company’s subsidiaries or their securities;

(g)         On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)         The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(i)         The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of the Chief Financial Officer and one additional executive officer of the Company who is knowledgeable about the Company’s financial matters as to the accuracy of the representations and warranties of the Company herein in all material respects (except for those representations and warranties as are qualified by materiality, which are true and correct in all respects), at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section, to the effect that the contracts filed as exhibits to the documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus pursuant to Item 601(b)(10) of Regulation S-K promulgated by the Commission are the only material agreements or instruments that the Company or any of its subsidiaries is a party to or bound by or to which any of their properties or assets is subject, and as to such other matters as you may reasonably request; and

(j)    Ryder Scott Company, L.P., independent petroleum engineers for the Company, shall have furnished to you a letter or letters, dated the Time of Delivery, in form and substance reasonably satisfactory to you.

9.         (a)   The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through one or more of the Representatives expressly for use therein.

The Company also agrees to indemnify and hold harmless Deutsche Bank and each person, if any, who controls Deutsche Bank within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against all losses, claims, damages and liabilities incurred as a result of Deutsche Bank’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the National Association of Securities Dealers’ Conduct Rules in connection with the offering of the Notes, except for any losses claims, damages and liabilities resulting from Deutsche Bank’s, or such controlling person’s, willful conduct.  To the extent Deutsche Bank or any person claiming indemnity under this paragraph shall be entitled under Section 9(c) to counsel for an action in respect of which a claim is to be made under this paragraph, such counsel shall be satisfactory to Deutsche Bank, and shall not, except with the consent of Deutsche Bank, be counsel for the indemnifying party or any counsel defending the Underwriters in the action.

(b)         Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through one or more of the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)         Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)         If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.   (a)   If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes, which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes, which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes, which such Underwriter agreed to purchase hereunder) of the Notes, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of the Notes, which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase the Notes, of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.         The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

12.         If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.         In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you as the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters, c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Facsimile: (212) 797-4869, Attention: High Yield Capital Markets; copy to the General Counsel’s Office (212) 797-4561; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Executive Vice President and General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.         Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.         The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.         This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.         The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.         Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21.         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between each of the Company and the several Underwriters in accordance with its terms.

        Very truly yours,

        El Paso Corporation

       By: /s/ Robert W. Baker
        Name: Robert W. Baker
     Title:  EVP and General Counsel

Signature page of Underwriting Agreement]

Accepted as of the date hereof on behalf of themselves and the several Underwriters named in Schedule I:

Deutsche Bank Securities Inc.

By:  /s/  John G. Anos
Name:  John G. Anos
Title:  Managing Director

By:  /s/  J. Michael Hafner
Name:  J. Michael Hafner
Title:  Managing Director

Accepted as of the date hereof in its capacity as
qualified independent underwriter.

Goldman, Sachs & Co.

By:  /s/  Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J. P. Morgan Securities Inc.

By:  /s/  Robert Bottamedi
Name:  Robert Bottamedi
Title:  Vice President